FOR IMMEDIATE RELEASE
Investor Contact: Mark H. Tubb
Vice President - Investor Relations
813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterind.com

WALTER INDUSTRIES, INC. ANNOUNCES RESTRUCTURING
OF FINANCING AND HOMEBUILDING BUSINESS; MANAGEMENT CHANGES
- America's Largest Builder of Single-Family, ‘On Your Lot’ Homes to Close Nearly Half its Branches -
- Estimated Restructuring Charge of $6 - $8 Million -
- Walter Industries Implements Management Changes to Drive Financing and Homebuilding Separation -

TAMPA, Fla., Feb. 19/PRNewswire-FirstCall/ - Walter Industries, Inc. (NYSE: WLT) announced today a major restructuring of JWH Holding Company, LLC - the Company's Financing and Homebuilding business. Walter Industries said it has or will immediately close 36 underperforming Jim Walter Homes sales centers as part of the restructuring. The closure of these sales centers is expected to significantly enhance the Company's operational and financial outlook. As a result of the restructuring, the Company expects to offset the impact of lower sales volumes with annualized reductions in operating expenses in the range of $26.0 to $28.0 million, with a significant portion recognized in 2008. The Company said it is reducing its Financing and Homebuilding workforce by approximately 25 percent.

"This action reflects our commitment to the business and our strategy of separating it from the Company," said Michael T. Tokarz, chairman of Walter Industries. "We are taking this important action to preserve and enhance the long-term value of the business and to increase our future separation options."

Mark J. O'Brien, chairman and CEO of JWH Holding Company, LLC said, "After careful consideration of the performance of each branch in our system and the challenging operating environment facing the entire homebuilding industry, we came to the difficult decision to close nearly half of our branches. While these decisions are never easy, we have an obligation to our shareholders to position this company for the future. Our remaining 47 branches are our best-performing locations and provide a significantly higher proportion of overall sales and unit deliveries. By closing underperforming branches, we are making our organization stronger and more efficient as a whole."

O'Brien added that while the number of branch locations has diminished significantly, Jim Walter Homes continues to explore and evaluate new markets where it believes a significant market opportunity exists for its affordably priced homes.

"We believe we have a time-tested and unique business model," O'Brien said. "For buyers with challenging credit histories seeking a well-built, traditionally constructed home for about $100,000, we remain one of the best choices around."

The Jim Walter Homes sales centers affected by the restructuring are:
Cullman, Ala.	Bowling Green, Ky.	Greenville, S.C.
Dothan, Ala.	Lafayette, La.	Chattanooga, Tenn.
Huntsville, Ala.	Monroe, La.	Jackson, Tenn.
Jonesboro, Ark.	Slidell, La.	Knoxville, Tenn.
Little Rock, Ark.	Grenada, Miss.	Austin, Texas
Pine Bluff, Ark.	Asheboro, N.C.	Decatur, Texas
Ft. Myers, Fla.	Elizabeth City, N.C	Sherman, Texas
Ocala, Fla.	Monroe, N.C.	Texarkana, Texas
Orlando, Fla.	Rocky Mount, N.C.	Waco, Texas
Sebring, Fla.	Winston-Salem, N.C.	Richmond, Va.
Tampa, Fla.	Tulsa, Okla.	Roanoke, Va.
Augusta, Ga.	Cayce, S.C. (modular)	Princeton, W.Va.

As a result of this restructuring, Walter Industries expects to record a restructuring charge in the range of $6 million to $8 million, with the majority of this amount expected to be recognized in the first quarter 2008.

Jim Walter Homes said customers with existing contracts would have those contracts honored and their homes completed. Customers with questions regarding how this restructuring affects them are urged to contact the customer service department at:

1-800-925-8374, ext. 4444

Management Change

The Company also announced management changes intended to accelerate the implementation of the strategy to separate the Financing and Homebuilding business from the Company's core natural resources and energy business. The Board of Directors has asked Joseph J. Troy to focus exclusively on achieving the separation.

"Joe has served as Walter Industries chief financial officer during a period of transformational changes that have unlocked enormous value for our shareholders" said Michael T. Tokarz, the Chairman of the Board. "We now need Joe to focus exclusively on completing the separation strategy. The homebuilding and financing industries are currently experiencing extraordinary headwinds, which calls for extraordinary actions. We are committed to achieving the separation of our Financing and Homebuilding business from Walter Industries this year, and Joe is charged with the implementation of this crucial step in making Walter a pure natural resources and energy business."

As a result of Joe's new assignment, the Board of Directors has elected Victor P. Patrick, Vice Chairman and General Counsel, to the additional role of Chief Financial Officer. Patrick, who has been a leader in the Company's value creation and transformation strategy, has been with the Company since 2002, first serving as senior vice president and general counsel. He was named vice chairman in August 2006 and was appointed to the board of directors in December 2006. Prior to joining Walter Industries, Patrick served as deputy general counsel and secretary with Honeywell International, Inc., where he was also lead attorney for finance and M&A transactions. Prior to joining Honeywell, Patrick worked at the Cleary Gottlieb law firm, focusing on corporate finance, securities, capital markets, corporate governance and M&A.

"Vic brings extensive industry and Company experience to the CFO role, and he will continue to lead a corporate management team focused on further enhancing value for our shareholders," said Tokarz.

Conference Call Webcast

Members of the Company's leadership team will discuss these branch closures and management changes during Walter Industries' fourth quarter and year-end 2007 conference call on Wed., Feb. 20, 2008, at 10 a.m. Eastern Standard Time. To listen to the event live or in archive, visit the Company Web site at www.walterind.com.

About Jim Walter Homes

Since its inception, Jim Walter Homes has built more than 357,000 houses, and today ranks as America's largest builder of single-family, "build on your lot" homes. Jim Walter Homes' product line features more than 20 home models marketed through our Sales Centers located in 16 Southern states. In its traditional "build on your lot" business, Jim Walter Homes constructs affordable homes on property owned by the customer. In many cases, there is no money down required. The value of the land can often substitute for the cash down payment required by most lenders. Mortgage financing for this type of transaction is available with no points or closing costs to the customer. Jim Walter Homes also makes mortgage financing available for both the land and home through its affiliate, Walter Mortgage Company. This allows buyers to pay off their land while buying a home. Because Jim Walter Homes not only builds homes, but also provides mortgage financing for up to 30 years, customer satisfaction is essential to the strength of Jim Walter Homes, just as it has been through the Company's 60-plus years as America's leader in selling affordable homes.

About Walter Industries

Walter Industries, Inc., based in Tampa, Fla., is a leading producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gas, furnace and foundry coke and other related products. The Company also operates a mortgage financing and affordable homebuilding business. The Company has annual revenues of approximately $1.2 billion and employs approximately 2,500 people. For more information about Walter Industries, please visit the Company Web site at www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers' demand for the Company's products as well as changes in costs and the availability of raw material, labor, equipment and transportation. Other risks include changes in geologic and weather conditions, changes in extraction costs and pricing in the Company's mining operations, changes in customer orders, pricing actions by the Company's competitors, changes in law, changes in the mortgage-backed capital markets and changes in economic conditions. Those risks also include the timing of and ability to execute any strategic actions that may be pursued. Risks associated with forward-looking statements are more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

-WLT-